Cimarex Reports Third-Quarter 2011 Net Income of $128.2 Million

DENVER, Nov. 3, 2011 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported third-quarter 2011 net income of $128.2 million, or $1.49 per diluted share. This compares to third-quarter 2010 earnings of $128.2 million, or $1.50 per diluted share.

Third-quarter 2011 net income includes an unrealized non-cash gain on derivative instruments associated with 2011 oil and gas hedges of $3.4 million after-tax, or $0.04 per share.

Oil, gas and natural gas liquids (NGLs) revenue in the third quarter of 2011 totaled $419.7 million, a 15% increase compared to $366.6 million in the same period of 2010. The increase in third-quarter 2011 revenues is a result of higher realized oil, natural gas liquids (NGL) and gas prices, which were slightly offset by lower production.

Third-quarter 2011 production volumes averaged 592.0 million cubic feet equivalent (MMcfe) per day, a 1% decrease as compared to third-quarter 2010 output of 600.0 MMcfe per day. Third-quarter 2011 Permian and Mid-Continent volumes grew 22% and 15%, respectively over the same period in 2010. Growth in these regions was offset by a 51% decrease in Gulf Coast volumes. Gulf Coast production decreased as a result of declines in wells drilled over the last two years near Beaumont, Texas. Third-quarter 2011 production volumes were 56% gas, 27% oil and 17% NGLs.

Third-quarter 2011 realized oil and NGL prices increased 20% and 36% to $87.64 and $43.11 per barrel, respectively over third-quarter 2010. Gas prices gained 2% to $4.57 per thousand cubic feet (Mcf) as compared to the same period of 2010.

Third-quarter 2011 cash flow from operations was $356.8 million versus $296.8 million a year ago(1). Current quarter cash flow from operations includes a current income tax benefit of $44.1 million. Third-quarter 2010 cash flow included a current income tax benefit of $12.8 million.

For the nine months ended September 30, 2011, net income totaled $413.1 million, or $4.79 per diluted share, as compared to $457.2 million, or $5.33 per diluted share, for the first nine months of 2010. Year-to-date September 30, 2011 cash flow from operations totaled $1.0 billion versus $869.9 million for 2010(1).

2011 Outlook

Fourth-quarter 2011 production is projected to be in the range of 588-613 MMcfe/d, resulting in full-year 2011 volumes of 589-595 MMcfe/d.

Full-year 2011 exploration and development (E&D) capital investment is expected to be approximately $1.6 billion. E&D capital for the first nine months of 2011 totaled $1.2 billion.

Expenses for 2011 are expected to fall within the following ranges:

Expenses ($/Mcfe):
Production expense	$1.02 - $1.22
Transportation expense	0.28 - 0.33
DD&A and ARO accretion	1.90 - 2.05
General and administrative expense	0.20 - 0.25
Taxes other than income (% of oil and gas revenue)	7.5% - 8.5%

Other

In August 2011, Cimarex sold its entire interest in the Riley Ridge Federal Unit and gas processing facility located in southwestern Wyoming. At closing Cimarex received $176 million, plus customary closing adjustments. The sales contract also provides for a $15 million contingent payment to be paid by the buyer at the time the gas processing facility is operational and certain other performance standards are met, which is now expected to occur in the first quarter of 2012.

Long-term debt at September 30, 2011 was $350 million. Debt to total capitalization ratio at quarter-end was 10% (4).

Cimarex's commodity hedge position comprised of natural gas swaps and oil collars remains unchanged as summarized below:

Natural Gas Contracts

				Weighted Average
Period	Type	Volume (2)	Index(3)	Swap Price
Oct 11 – Dec 11	Swap	20,000	PEPL	$5.05

Oil Contracts

				Weighted Average Price
Period	Type	Volume (2)	Index(3)	Floor	Ceiling
Oct 11 – Dec 11	Collar	12,000	WTI	$65.00	$105.44

Cimarex accounts for these commodity contracts using the mark-to-market (through income) accounting method. Third-quarter 2011 net cash settlements were $1.7 million and unrealized non-cash gains totaled $5.4 million.

Exploration and Development Activity

Cimarex's drilling activities are conducted within three main areas: Permian Basin, Mid-Continent and Gulf Coast. Permian activity is currently primarily directed to the Delaware Basin of southeast New Mexico and West Texas. Majority of Mid-Continent drilling is in the western Oklahoma Cana-Woodford shale and Texas Panhandle Granite Wash. Gulf Coast operations are currently focused in southeast Texas.

Cimarex drilled and completed 242 gross (138 net) wells during the first nine months of 2011, investing $1.2 billion on exploration and development. Of total expenditures, 47% were invested in projects located in the Mid-Continent area; 46% in the Permian Basin; and 7% in the Gulf Coast and other.

Wells Drilled and Completed by Region
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Gross wells
Permian Basin	35	28	106	61
Mid-Continent	42	31	128	80
Gulf Coast/Other	5	4	8	11
	82	63	242	152
Net wells
Permian Basin	23	22	79	47
Mid-Continent	20	11	52	35
Gulf Coast/Other	5	3	7	10
	48	36	138	92
% Gross wells completed as producers	94%	94%	95%	94%

At the end of the third quarter, 16 net wells were awaiting completion: seven Permian Basin and nine Mid-Continent. Cimarex currently has 30 operated rigs running; 14 in the Permian Basin, 14 in the Mid-Continent, and two in southeast Texas Gulf Coast.

Permian Basin

Cimarex drilled and completed 106 gross (79 net) Permian Basin wells during the first nine months of 2011, completing 95% as producers. At quarter-end, 13 gross (7 net) wells were awaiting completion. Drilling principally occurred in the Delaware Basin of Texas and southeast New Mexico, mainly targeting Bone Spring, Paddock and Wolf Camp formations. Third-quarter 2011 Permian production averaged 206 MMcfe/d, an increase of 22% over third-quarter 2010, which included over 25% growth in oil volumes to 17,578 barrels per day.

Year-to-date New Mexico Bone Spring wells drilled and completed total 42 gross (27 net). The 30-day gross production from Bone Spring wells have averaged 510 barrels equivalent per day (83% oil). Texas Third Bone Spring drilling totaled 12 gross (9.8 net) wells, which on average had 30-day gross production rates of 660 barrels equivalent per day (74% oil).

During 2011 seven (6.6 net) horizontal Wolfcamp wells have been drilled and completed, bringing total wells in the play to 14 (13.4 net). First 30-day production from the horizontal Wolfcamp wells has averaged 6.2 MMcfe/d, comprised of 46% gas, 32% NGL and 22% oil.

Mid-Continent

For the first-nine months of 2011 Cimarex drilled and completed 128 gross (52 net) wells, completing 99% as producers. At quarter-end, 19 gross (9 net) wells were awaiting completion. Mid-Continent production averaged 303.1 MMcfe/d for the third quarter of 2011, a 15% increase over third-quarter 2010 average of 262.8 MMcfe/d.

The majority of the current year drilling activity has been in the Anadarko Basin, Cana-Woodford shale play, where Cimarex drilled and completed 108 gross (40 net) wells. At quarter-end 14 gross (6 net) wells were being completed or awaiting completion in this area.

Since the Cana play began in late 2007, Cimarex has participated in 283 gross (111 net) wells. Of total wells, 251 gross (96 net) were on production at quarter-end and the remainder were either in the process of being drilled or awaiting completion. Third-quarter 2011 net production from Cana-Woodford averaged 139.2 MMcfe/d, a 66% increase versus the third-quarter 2010 average of 83.9 MMcfe/d.

Gulf Coast

During the first nine months of 2011 Cimarex drilled eight gross (6.7 net) Yegua/Cook Mountain wells, of which three gross (2.4 net) were successful. Gulf Coast production averaged 81.8 MMcfe/d for the third quarter of 2011, a 51% decrease as compared to the third-quarter 2010 average of 166.8 MMcfe/d. The decreased output is a result of lack of exploration success in this year's drilling program and natural decline in highly-productive wells drilled near Beaumont, Texas over the last two years.

Production by Region

Cimarex's average daily production by commodity and region is summarized below:

Production by region
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Gas (Mcf per day)
Permian Basin	76,872	70,939	72,150	71,361
Mid-Continent	209,459	196,890	197,688	193,597
Gulf Coast/Other	43,334	84,643	57,513	106,453
	329,665	352,472	327,351	371,411
Oil (barrels per day)
Permian Basin	17,578	14,026	15,977	13,468
Mid-Continent	5,720	4,687	5,641	4,595
Gulf Coast/Other	2,986	7,694	4,954	8,849
	26,284	26,407	26,572	26,912
NGL (barrels per day)
Permian Basin	3,921	2,389	3,231	1,262
Mid-Continent	9,885	6,290	8,866	4,819
Gulf Coast/Other	3,632	6,164	4,981	3,940
	17,438	14,843	17,078	10,021
Total Equivalent (Mcfe per day)
Permian Basin	205,866	169,429	187,398	159,741
Mid-Continent	303,089	262,752	284,730	250,081
Gulf Coast/Other	83,045	167,790	117,127	183,192
	592,000	599,971	589,255	593,014

Conference call and web cast

Cimarex will also host a conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive call, please dial (877) 789-9039 and reference call # 18064713 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at (855) 859-2056 and by using the conference ID # 18064713. The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

(1) Cash flow from operations is a non-GAAP financial measure. See below for a reconciliation of the related amounts.
(2) Gas volume in MMBtu per day and oil volume in barrels per day.
(3) PEPL refers to Panhandle Eastern Pipe Line, Tex/Ok Mid-Continent index as quoted in Platt's Inside FERC. WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.
(4) Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $350 million divided by long-term debt of $350 million plus stockholders' equity of $3,013.4 million.

RECONCILIATION OF CASH FLOW FROM OPERATIONS
		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2011	2010	2011	2010
		(in thousands)
Net cash provided by operating activities		$332,432	$314,408	$971,523	$886,668
	Change in operating assets
	and liabilities	24,372	(17,628)	33,264	(16,787)
Cash flow from operations		$356,804	$296,780	$1,004,787	$869,881

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA*
		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2011	2010	2011	2010

	Total gas production - Mcf	30,329,145	32,427,382	89,366,754	101,395,114
	Gas volume - Mcf per day	329,665	352,472	327,351	371,411
	Gas price - per Mcf	$4.57	$4.48	$4.59	$5.15

	Total oil production - barrels	2,418,141	2,429,407	7,254,247	7,347,108
	Oil volume - barrels per day	26,284	26,407	26,572	26,912
	Oil price - per barrel	$87.64	$73.20	$93.08	$74.87

	Total NGL production - barrels	1,604,337	1,365,581	4,662,376	2,735,823
	NGL volume - barrels per day	17,438	14,843	17,078	10,021
	NGL price - per barrel	$43.11	$31.73	$42.99	$33.41

*

During the first quarter of 2010 we began separately reporting NGL sales and production volumes.  The determination of whether to record and separately disclose NGL volumes is based on where title transfer occurs during processing of the well stream.  New gas processing contracts related to new drilling activity and ongoing contractual amendments have resulted in title of NGL volumes being conveyed to the Company.  As a consequence, reported gas and NGL volumes and prices between periods may not be comparable.

OIL AND GAS CAPITALIZED EXPENDITURES
		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2011	2010	2011	2010
		(in thousands)
	Acquisitions:
	Proved	$12,439	$19	$21,604	$13,805
	Unproved	8,380	978	20,427	21,497
		20,819	997	42,031	35,302
	Exploration and development:
	Land and Seismic	61,907	49,368	146,832	112,076
	Exploration and development	360,733	246,501	1,032,794	613,387
		422,640	295,869	1,179,626	725,463
	Sale proceeds:
	Proved*	(83,709)	807	(102,192)	(24,054)
	Unproved	(150)	—	(1,971)	(3,917)
		(83,859)	807	(104,163)	(27,971)
		$359,600	$297,673	$1,117,494	$732,794

*	The positive amount in the third-quarter 2010 proved sales proceeds reflects purchase price adjustments related to a disposition in the second quarter 2010.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

	(In thousands, except per share data)

Revenues:
Gas sales	$138,631	$145,396	$410,331	$522,408
Oil sales	211,928	177,834	675,239	550,058
NGL sales	69,169	43,331	200,428	91,391
Gas gathering, processing and other, net	14,081	12,022	41,620	41,797
	433,809	378,583	1,327,618	1,205,654
Costs and expenses:
Depreciation, depletion, amortization and accretion	108,259	79,906	287,777	227,047
Production	62,333	52,010	181,558	139,349
Transportation	15,196	13,084	45,029	35,076
Gas gathering and processing	4,821	4,577	14,002	17,182
Taxes other than income	30,533	28,094	98,625	88,862
General and administrative	9,390	11,274	34,734	36,136
Stock compensation, net	4,595	3,241	13,962	9,012
Gain on derivative instruments, net	(7,120)	(15,028)	(11,353)	(70,914)
Other operating, net	2,379	2,291	8,095	2,321
	230,386	179,449	672,429	484,071

Operating income	203,423	199,134	655,189	721,583

Other (income) and expense:
Interest expense	7,278	7,348	22,192	22,481
Amortization of deferred financing costs	2,001	1,711	5,407	5,141
Capitalized interest	(7,253)	(7,259)	(21,830)	(21,968)
Gain on early extinguishment of debt	—	(3,776)	—	(3,776)
Other, net	(3,604)	(2,711)	(7,226)	(2,790)

Income before income tax	205,001	203,821	656,646	722,495
Income tax expense	76,849	75,605	243,583	265,298

Net income	$128,152	$128,216	$413,063	$457,197

Earnings per share to common stockholders:
Basic	$1.49	$1.50	$4.81	$5.36
Diluted	$1.49	$1.50	$4.79	$5.33

Dividends per share	$0.10	$0.08	$0.30	$0.24

Shares attributable to common stockholders:
Unrestricted common shares outstanding	83,736	82,806	83,736	82,806
Diluted common shares	84,115	83,217	84,151	83,265

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	85,806	85,348	85,806	85,348
Fully diluted shares	86,185	85,759	86,221	85,807

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands)

Cash flows from operating activities:
Net income	$128,152	$128,216	$413,063	$457,197
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization and accretion	108,259	79,906	287,777	227,047
Deferred income taxes	120,930	88,375	288,986	213,678
Stock compensation, net	4,595	3,241	13,962	9,012
Derivative instruments, net	(5,373)	(881)	(7,536)	(39,656)
Changes in non-current assets and liabilities	(840)	4,893	3,719	10,507
Amortization of deferred financing costs
and other, net	1,081	(6,970)	4,816	(7,904)
Changes in operating assets and liabilities:
Increase in receivables, net	(49,778)	(14,413)	(32,229)	(4,364)
(Increase) decrease in other current assets	40,430	(16,556)	30,736	31
Increase (decrease) in accounts payable and
accrued liabilities	(15,024)	48,597	(31,771)	21,120
Net cash provided by operating activities	332,432	314,408	971,523	886,668
Cash flows from investing activities:
Oil and gas expenditures	(453,375)	(264,595)	(1,152,676)	(691,536)
Sales of oil and gas and other assets	195,354	4,741	216,000	33,646
Other expenditures	(17,161)	(24,133)	(70,050)	(38,941)
Net cash used by investing activities	(275,182)	(283,987)	(1,006,726)	(696,831)
Cash flows from financing activities:
Net decrease in bank debt	—	—	—	(25,000)
Decrease in other long-term debt	—	(19,450)	—	(19,450)
Financing costs incurred	(7,248)	(1)	(7,348)	(101)
Dividends paid	(8,583)	(6,827)	(23,998)	(18,662)
Issuance of common stock and other	2,591	1,896	9,583	18,928
Net cash used by financing activities	(13,240)	(24,382)	(21,763)	(44,285)
Net change in cash and cash equivalents	44,010	6,039	(56,966)	145,552
Cash and cash equivalents at beginning of period	13,150	142,057	114,126	2,544
Cash and cash equivalents at end of period	$57,160	$148,096	$57,160	$148,096

CONDENSED BALANCE SHEETS (unaudited)

	September 30,	December 31,
Assets	2011	2010
	(In thousands, except share data)
Current assets:
Cash and cash equivalents	$57,160	$114,126
Receivables, net	343,197	310,968
Oil and gas well equipment and supplies	82,947	81,871
Deferred income taxes	2,625	4,293
Derivative instruments	3,680	5,731
Other current assets	12,267	44,778
Total current assets	501,876	561,767
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	9,437,102	8,421,768
Unproved properties and properties under development,
not being amortized	659,947	547,609
	10,097,049	8,969,377
Less – accumulated depreciation, depletion and amortization	(6,309,847)	(6,047,019)
Net oil and gas properties	3,787,202	2,922,358
Fixed assets, net	98,032	156,579
Goodwill	691,432	691,432
Other assets, net	33,010	26,111
	$5,111,552	$4,358,247
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$61,705	$47,242
Accrued liabilities	379,344	320,989
Derivative instruments	—	9,587
Revenue payable	135,274	134,495
Total current liabilities	576,323	512,313
Long-term debt	350,000	350,000
Deferred income taxes	906,118	619,040
Other liabilities	265,704	267,062
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
85,742,139 and 85,234,721 shares issued, respectively	857	852
Paid-in capital	1,899,725	1,883,065
Retained earnings	1,112,978	725,651
Accumulated other comprehensive income (loss)	(153)	264
	3,013,407	2,609,832
	$5,111,552	$4,358,247

CONTACT: Mark Burford, Vice President – Capital Markets and Planning, Cimarex Energy Co., +1-303-295-3995